          As filed with the Securities and Exchange Commission on March 18, 1999
                                                 Registration No. 333-__________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                AUTODESK, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                              94-2819853
(State or other jurisdiction of                              (I.R.S. Employer
        incorporation)                                    Identification Number)
                              111 McInnis Parkway
                             San Rafael, CA 94903
  (Address, including zip code, of Registrant's principal executive offices)

      Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and
                               Stock Option Plan
             Discreet Logic Inc. 1995 Employee Stock Purchase Plan
       Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan
   Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Plan
                           (Full title of the Plans)

                              Marcia K. Sterling
      Vice President, Business Development, General Counsel and Secretary
                                Autodesk, Inc.
                              111 McInnis Parkway
                             San Rafael, CA 94903
                                (415) 507-5000
(Name, address and telephone number, including area code, of agent for service)
                         ----------------------------
                                   Copy to:
                             Don S. Williams, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                   Proposed          Proposed
                                                                                    Maximum           Maximum           Amount of
                   Title of Securities                       Amount to be       Offering Price       Aggregate        Registration
                     to be Registered                         Registered           Per Share      Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value . . .
 -   Outstanding Under Discreet Logic Inc.'s Amended and
     Restated 1994 Restricted Stock and Stock Option
     Plan(1)                                                    1,104,204          $31.697(2)      $34,999,954(3)        $ 9,730
 -   Outstanding Under Discreet Logic Inc.'s 1995
     Employee Stock Purchase Plan(1)                               23,905          $29.836(3)      $   713,230(4)        $   199
 -   Outstanding Under Discreet Logic Inc.'s 1995
     Non-Employee Director Stock Option Plan(1)                    19,800          $45.000(4)      $   891,000(5)        $   248
 -   Outstanding Under Discreet Logic Inc.'s 1997 Special
     Limited Non-Employee Director Stock Plan(1)                    6,600          $23.879(5)      $   157,602(6)        $    44
     TOTAL                                                      1,154,509                                                $10,221(6)
===================================================================================================================================

(1) Pursuant to that certain Second Amended and Restated Plan of Acquisition and Amalgamation (the "Acquisition Agreement") entered into as of November 18, 1998, as subsequently amended on December 18, 1998 and January 18, 1999, by and among the Registrant, certain subsidiaries of the Registrant and Discreet Logic Inc., a Quebec company ("Discreet"), the Registrant assumed Discreet's obligations with respect to each outstanding option to purchase Common Shares of Discreet under Discreet's Amended and Restated 1994 Restricted Stock and Stock Option Plan, 1995 Employee Stock Purchase Plan, 1995 Non-Employee Director Stock Option Plan and 1997 Special Limited Non-Employee Director Stock Plan (collectively, the "Discreet Stock Plans").
    All options to purchase Common Shares of Discreet outstanding under the Discreet Stock Plans at the time of the consummation of the Amalgamation
    (as defined in the Acquisition Agreement) by and among Discreet and certain subsidiaries of the Registrant became options to purchase shares of Common Stock of the Registrant, subject to appropriate adjustments to the number of shares and the exercise price of each such assumed option as provided in the Acquisition Agreement, based on a 0.33 exchange ratio.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $31.697 per share for outstanding options to purchase a total of 1,104,204 shares of Common Stock.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $29.836 per share for outstanding options to purchase a total of 23,905 shares of Common Stock.
(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $45.000 per share to purchase a total of 19,800 shares of Common Stock.
(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $23.879 per share for outstanding options to purchase a total of 6,600 shares of Common Stock.
(6) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

================================================================================

                                 AUTODESK, INC.
                             REGISTRATION STATEMENT
                                  ON FORM S-8


                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Registration Statement on Form S-4, and each amendment thereto, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended;

     (b) The Registrant's amended Annual Report on Form 10-K for the fiscal year ended January 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (c) The Registrant's amended Quarterly Reports on Form 10-Q for the quarters ended April 30, 1998, July 31, 1998, and October 31, 1998, filed pursuant to Section 13 of the Exchange Act;

     (d) The Registrant's Current Report on Form 8-K filed pursuant to Section 13 or 15(d) of the Exchange Act on March 1, 1999;

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated March 18, 1986, filed pursuant to Section 12(g) of the Exchange Act.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Mark A. Bertelsen, a member of the Registrant's Board of Directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which has given an opinion upon the validity of the securities being registered by this Registration Statement.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;
(iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such proceeding shall be made only on receipt of an undertaking by the officer or director to repay all amounts advanced if it should ultimately be determined that the officer or director is not entitled to be indemnified; (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent permitted by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the 1934 Act and related laws; or
(iv) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

       Exhibit
        Number                                     Description
     -----------    ----------------------------------------------------------------------------
          5.1       Opinion of counsel as to legality of securities being registered
         23.1       Consent of counsel (contained in Exhibit 5.1)
         23.2       Consent of Ernst & Young LLP, Independent Auditors
         24.1       Power of Attorney (see page II-5)
         99.1       Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock
                    Option Plan and related agreements.
         99.2       Discreet Logic Inc. 1995 Employee Stock Purchase Plan.
         99.3       Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan and
                    related agreements.
         99.4       Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Option
                    Plan and related agreements.

Item 9.  Undertakings.
         ------------

(a)  Rule 415 Offerings
     ------------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference
     --------------------------------------------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Request for Acceleration of Effective Date or Filing of Registration
     --------------------------------------------------------------------
     Statement on Form S-8
     ---------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 18th day of March, 1999.

                                   AUTODESK, INC.

                                   By: /s/  CAROL A. BARTZ
                                       ----------------------------------------
                                       Carol A. Bartz, Chairman of the Board and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. Bartz and Marcia K. Sterling, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.


                 Signature                                               Title
--------------------------------------------   --------------------------------------------------------
 /s/  CAROL A. BARTZ                           Chairman of the Board and Chief Executive Officer
--------------------------------------------   (Principal Executive Officer)
 Carol A. Bartz

 /s/  STEVE CAKEBREAD                          Vice President and Chief Financial Officer (Principal
--------------------------------------------   Financial Officer)
 Steve Cakebread

 /s/  DAVID S. OPPENHEIMER                     Vice President, Finance (Principal Accounting Officer)
--------------------------------------------
 David S. Oppenheimer

 /s/  MARK A. BERTELSEN                        Director
--------------------------------------------
 Mark A. Bertelsen

 /s/  CRAWFORD W. BEVERIDGE                    Director
--------------------------------------------
 Crawford W. Beveridge

 /s/  J. HALLAM DAWSON                         Director
--------------------------------------------
 J. Hallam Dawson

 /s/  PAUL OTELLINI                            Director
--------------------------------------------
 Paul Otellini

 /s/  MARY ALICE TAYLOR                        Director
--------------------------------------------
 Mary Alice Taylor

 /s/  MORTON TOPFER                            Director
--------------------------------------------
 Morton Topfer

                               INDEX TO EXHIBITS

       Exhibit
       Number                                   Description
     -----------   ---------------------------------------------------------------------------
          5.1      Opinion of counsel as to legality of securities being registered
         23.1      Consent of counsel (contained in Exhibit 5.1)
         23.2      Consent of Ernst & Young LLP, Independent Auditors
         24.1      Power of Attorney (see page II-5)
         99.1      Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock
                   Option Plan and related agreements.
         99.2      Discreet Logic Inc. 1995 Employee Stock Purchase Plan.
         99.3      Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan and
                   related agreements.
         99.4      Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Option
                   Plan and related agreements.